EXHIBIT 99.1

Life on Earth, Inc. Enters Agreement to

Acquire Assets in Enterprise Cloud Software Company

Company expects to appoint new CEO upon the closing of the transaction which is expected this quarter.

NEW YORK, New York- December 10, 2020- Life on Earth, Inc. (OTC: LFER, the “Company”), announced today that it has signed a Memorandum of Understanding to purchase, and subject to signing a Definitive Agreement, in an all-stock transaction at above current market valuations, all the assets including all intellectual property and existing software infrastructure of a US based enterprise cloud software company. The closing is pending completion of the ongoing due diligence process and signing of a Definitive Agreement (the “Asset Purchase Agreement”), currently anticipated to close in the current quarter.

The Company is scheduled to announce commercial launch of its full suite of software products resulting from the acquisition of those assets (Asset Purchase Agreement) by the first quarter of the 2021 calendar year. The Company’s purchase of the assets include patent pending technologies that have been developed to address some of the most pressing challenges facing IT departments in areas of Application Development, Compliance and Cloud migration. IT spending in 2020 is expected to exceed $1 Trillion and General Data Protection Regulation (GDPR) is ranked as #1 priority of 54% of surveyed CIO’s. IDC research reports that over 77% of all European CIO’s have budgeted more than $1M annually to spend on GDPR compliance.

As part of the restructuring, Mr. Fernando O. Leonzo, the Company’s current Chief Executive Officer (CEO) and Co-founder, will officially step down from his role as CEO. The Company’s board is already in the final stages of discussions with the leading candidate(s) for the CEO role as well as other management positions and enhancements to the board from the Software and Technology industries. Mr. Leonzo said in a statement. “As a Co-Founder of Life On Earth, I am proud of the team that I’ve had the pleasure working with over the years since we started our company. This new direction is the right decision for the Company. I am fully on board with the new focus, now that we have completely restructured most of our past legacies, and my role is to help the new team bring in the right talent and stakeholders, with proven track records in the software industry and to help bring value back to our Company. I am a stakeholder as everyone else, and my goal is not only to see a successful transition of the new management but also to bring on board new stakeholders with credibility as well as resources.”

Terms of the transaction as well as a more detailed description of the new assets and its executive team will be disclosed upon signing of the definitive agreement filed in a subsequent 8K filing.

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About Life On Earth, Inc.

Life on Earth, Inc. has recently announced its change in business strategy from one of a Consumer Packaged Goods (CPG) company into cloud-based software development company and cloud-computing technology company.

For more information, please visit our corporate website - www.lifeonearthinc.com

Investors and corporate inquiries, please contact: info@lifeonearthinc.com |

(646) 844- 9897

Safe Harbor Act

Forward-Looking Statements: This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Life on Earth, Inc. and its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Life on Earth, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The contents of this entire press release are contingent upon signing of a Definitive Agreement. No information in this press release should be construed in any way whatsoever as an indication of Life on Earth, Inc.’s future revenues, financial performance or stock price. More information about the potential factors that could affect the business and financial results is and will be included in Life on Earth, Inc.’s filings with the Securities and Exchange Commission at www.sec.gov.

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